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                                                                    EXHIBIT 23


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statement of Hills Stores Company on Form S-8 (File No. 33-56321) of our report dated March 10, 1995 on our audits of the Consolidated Financial Statements and Financial Statement Schedules of Hills Stores Company as of January 28, 1995 and January 29, 1994 and for the year ended January 28, 1995, the seventeen week period ended January 29, 1994, the thirty-five week period ended October 2, 1993, and the year ended January 30, 1993 which report is included in this annual report on Form 10-K.


                                        Coopers & Lybrand L.L.P.

Boston, MA
April 10, 1995




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